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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TRUSTCO BANK CORP NY
                 (Exact Name of Company as Specified in Its Charter)
                 New York                                  14-1630287
        --------------------------              -------------------------------
       (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

                       5 Sarnowski Drive, Glenview, New York 12302
                   (Address of Principal Executive Offices) (Zip Code)

              2004 TRUSTCO BANK CORP NY DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ROBERT T. CUSHING
              Executive Vice President and Chief Financial Officer
                              TrustCo Bank Corp NY
                                5 Sarnowski Drive
                            Glenville, New York 12302
                                  (518) 377-3311
-------------------------------------------------------------------------------
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              Leonard J. Essig, Esq.
                          Lewis, Rice & Fingersh, L.C.
                         500 North Broadway, Suite 2000
                            St. Louis, Missouri 63102
                                 (314) 444-7600

                         CALCULATION OF REGISTRATION FEE
================= ============== =============== =============== ==============

                                   Proposed        Proposed
   Title Of           Amount        Maximum         Maximum        Amount Of
 Securities To         To Be      Offering Price   Aggregate     Registration
 Be Registered     Registered(1)   Per Share(2)  Offering Price      Fee
----------------- -------------- --------------- --------------- --------------

Common Stock,
($1.00 par value)     200,000        $12.13        $2,426,000       $307.37
================= ============== =============== =============== ==============

         (1) The securities registered hereunder include securities issued pursuant to the terms of the 2004 TrustCo Bank Corp NY Stock Option Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Pursuant to Rule 457(h) represents the average of the high and low reported prices for the Company's common stock as reported on the NASDAQ National Market System on May 17, 2004, such date being a date within five business days prior to the date of filing of this Registration Statement.

    PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         Information contained in the following documents of TrustCo Bank Corp NY (the "Company") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

         (d) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, and an update of that description contained in the Company's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         This item is inapplicable since the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         The legality of the issue of the shares of the Company's common stock offered hereunder has been passed upon for the Company by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.

Item 6.  Indemnification Of Directors And Officers

         Sections 721-726 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Company, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

         Article XI of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

         Article 13, Section 13.2, of the Company's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

         Pursuant to employment agreements between the Company and certain of its executive officers, the Company provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Company, and the Company shall use its best efforts to obtain insurance coverage relating thereto.

         Pursuant to a policy of directors' and officers' insurance with total annual limits of $15,000,000, the directors and officers of the Company are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

         This item is inapplicable.

Item 8.  Exhibits

         The following exhibits are submitted herewith or incorporated by reference herein.

 Exhibit        Exhibit
 Number

  4.1        2004 TrustCo Bank Corp NY Stock Option Plan.

  5.1        Opinion of Lewis, Rice & Fingersh, L.C.

  15.1       KPMG LLP Letter regarding Unaudited Interim Financial Information.

  23.1       Independent Auditor's Consent.

  23.2 Consent of Lewis, Rice & Fingersh, L.C. (included as part of Exhibit 5.1).

  24.1       Powers of Attorney.





Item 9.  Undertakings

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schenectady, State of New York, on May 18, 2004.

                            TRUSTCO BANK CORP NY


                            By   /s/ Robert J. McCormick
                                 -------------------------------------
                                 Robert J. McCormick
                                 President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 18, 2004.


Name                                           Title/Position

                                           Chief Executive Officer
/s/ Robert J. McCormick                  (Principal Executive Officer)
-------------------------------
Robert J. McCormick
                                          Executive Vice President and
                                            Chief Financial Officer
/s/ Robert T. Cushing                      (Principal Financial and
-------------------------------               Accounting Officer)
Robert T. Cushing


        *                                          Director
-------------------------------
Robert A. McCormick


        *                                          Director
-------------------------------
Barton A. Andreoli


        *                                          Director
-------------------------------
Anthony J. Marinello, M.D., PhD


        *                                          Director
-------------------------------
William D. Powers

        *                                          Director
-------------------------------
Joseph A. Lucarelli


        *                                          Director
-------------------------------
William J. Purdy



        * By:  /s/ Robert M. Leonard
             ---------------------------
                Robert M. Leonard
                Attorney-in-Fact

                              TRUSTCO BANK CORP NY
                         FORM S-8 REGISTRATION STATEMENT

                                  Exhibit Index

      Exhibits

         4.1           2004 TrustCo Bank Corp NY Stock Option Plan


         5.1           Opinion of Lewis, Rice & Fingersh, L.C.


        15.1           KPMG LLP Letter regarding Unaudited Interim Financial
                       Information


        23.1           Independent Auditor's Consent


        23.2 Consent of Lewis, Rice & Fingersh, L.C. (included as part of Exhibit 5.1)


        24.1           Powers of Attorney

                                   Exhibit 4.1

              2004 TRUSTCO BANK CORP NY DIRECTORS STOCK OPTION PLAN


         WHEREAS, TrustCo Bank Corp NY desires to establish a stock option plan for its directors;

         NOW, THEREFORE, TrustCo Bank Corp NY does hereby establish the 2004 TrustCo Bank Corp NY Directors Stock Option Plan as follows:

SECTION 1:   PURPOSE OF THE PLAN

This Directors Stock Option Plan (the "Plan") has been established by TrustCo Bank Corp NY to advance the interest of stockholders and the Company by encouraging Directors to acquire a larger ownership in the Company. The resulting increased proprietary interest in the Company increases their incentive to continue active service as a Director and to oversee the success and growth of the Company.

SECTION 2:   DEFINITIONS

"Adoption         means the date this plan is duly adopted by the Board.
 Date"

"Board"           means the Company's Board of Directors.

"Code"            means the Internal Revenue Code of 1986, as amended.

"Committee"       means the Compensation Committee of the Board.

"Company"         means TrustCo Bank Corp NY.

"Director"        means a member of the Board of Directors of TrustCo Bank
                  Corp NY.

"Fair Market      means the closing price for shares of Company common stock on
Value"            the applicable date as reported on The Nasdaq Stock Market or such other system as may supersede it, and, if no such price is reported for the day of grant, the Fair Market Value shall be determined by reference to such price on the next preceding day on which such price was reported. If the Stock is listed on an established stock exchange or exchanges, the Fair Market Value shall be deemed to be the closing price for shares of Company common stock on the applicable date on such stock exchange or exchanges or, if no sale of Stock has been made on any stock exchange that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred. In the event that no such price is available, then the Fair Market Value shall be determined by the Committee in good faith. The purchase price shall be subject to adjustment only as provided in Section 15 of the Plan.

"Grant Date"      as used with respect to a particular Option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

"Option"          means the right, granted by the Committee pursuant to
                  Section 7 of the Plan, to purchase shares of Stock.

"Optionee"        means the Director to which an Option is granted by the
                  Committee pursuant to the Plan, except that employees of TrustCo Bank Corp NY or its subsidiaries, who are also
                  Directors, shall not be eligible to receive grants under this plan.

"Plan" has the meaning set forth in the preamble hereto, and includes the Plan as it may be amended from time to time.

"Stock"           means shares of the TrustCo Bank Corp NY common stock.

"Total and        as applied to an Optionee, means that the Optionee; (i) has
Permanent         established to the satisfaction of the Committee that the
Disability"       Optionee is unable to engage in any substantial gainful
                  activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code); and (ii) has satisfied any other requirement imposed by the Committee.

SECTION 3:   PLAN ADMINISTRATION

The Plan shall be administered by a committee composed of three or more Directors who are appointed by the Board as the Board's Compensation Committee and who may be members of the committee appointed to administer the TrustCo Bank Corp NY Stock Option Plan. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall elect one of the Committee's members as Chairman. The Committee shall hold meetings at such times and places as it may determine, subject to rules and to procedures not inconsistent with the provisions of the Plan. A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be the valid acts of the Committee. A member of the Committee shall be eligible to be granted Options under this Plan while a member of the Committee. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan which have a sound, rational basis shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by the Board.

Any determination decision or action of the Committee provided for in the Plan may be made or taken by action of the Board if it so determines, with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Option granted under the Plan. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment or repeal of the Plan.

SECTION 4:   PLAN EFFECTIVE DATE AND DURATION

This Plan is effective as of the Adoption Date, subject, however, to the Plan's approval by the Company's shareholders either on or before the Adoption Date of within the 12 month period following the Adoption Date. If shareholder approval is not so obtained, all Options granted under this Plan shall automatically be null and void, ab initio. No Option may be granted under this Plan at any date which is 10 years or more after the Adoption Date.

SECTION 5:   AMENDMENT OR TERMINATION OF THE PLAN

The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which:

(a) Increases the maximum number of shares as to which Options may be granted under the Plan;

(b)  Alters the method by which the Option price is determined;

(c)  Extends any Option for a period longer than 10 years after the Grant Date;

(d) Materially modifies the requirements as to eligibility for participation in the Plan;

(e) Amends Sections 9(a), 9(b), or 9(c) at intervals more frequently than once every six months except to the extent necessary to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; or

(f)  Alters this Section 5 so as to defeat its purpose.

Further, no amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

SECTION 6:   STOCK SUBJECT TO THE PLAN

(a) The stock to be issued upon exercise of Options granted under the Plan shall be TrustCo Bank Corp NY Stock, which shall be made available, at the discretion of the Board, either from authorized but unissued Stock or from Stock acquired by the Company, including shares purchased in the open market. The aggregate number of shares of Stock which may be issued under or subject to Options granted under this Plan shall not exceed 200,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 15 of the Plan.

(b) In the event that any outstanding Option or portion thereof under the Plan for any reason expires or is terminated, the shares of Stock allocable to the unexercised portion of such Option may again be made subject to Option under the Plan.

SECTION 7:   GRANT OF OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Options to Directors to purchase shares of Stock allotted in accordance with Section 9. All Options granted under this Plan shall be "Nonqualified Stock Options" for purposes of the Code.

SECTION 8:   OPTION PRICE

The purchase price per share of each share of Stock which is subject to an Option shall be 100% of the Fair Market Value of a share of Stock on the date the Grant Date.

SECTION 9:   ELIGIBILITY OF OPTIONEES

(a) Options on 2,000 shares of Stock shall be granted once each calendar year at a meeting of the Board of Directors held during such calendar year to each person who is then a Director of the Company, except that if Counsel to the Company determines in his sole discretion that on such date the Company is in possession of material non-public information concerning its affairs, such grant shall be delayed until the third day on which trading occurs following the public dissemination of such information or the date of an event which renders such information immaterial.

(b) The Board may grant additional options to purchase a number of shares of Stock to be determined by the Board in recognition of services provided by a Director in his or her capacity as a Director, provided that such grants are exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Subject to the terms of the Plan, and subject to review by the Board, the Committee shall have exclusive jurisdiction (i) to determine the dates on which, or the time periods during which, the Option may be exercised, (ii) to determine the purchase price of the shares subject to each Option in accordance with Section 8 of the Plan and (iii) to prescribe the form, which shall be consistent with the Plan, of the instrument evidencing any Options granted under the Plan.

(d) Neither anything contained in the Plan or in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue as a Director of the Company or limit in any respect the right of the Company shareholders to terminate the Optionee's directorship at any time and for any reason.

SECTION 10:  NON-TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee the Option shall be exercisable only by such Optionee.

SECTION 11:  TERM AND EXERCISE OF OPTIONS

(a) Each Option granted under the Plan shall terminate on the date which is 10 years after the Grant Date. The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's service as a Director, except as provided in Sections 12 and 13 of the Plan.

(b) A person electing to exercise an Option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase, in such forms as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price shall be paid in full in cash upon the exercise of the Option. Alternatively, in the Committee's sole discretion, an Optionee may exercise his or her Option (i) by tendering to the Company shares of Stock owned by him or her, based on that Stock's Fair Market Value at the date of exchange or (ii) via the simultaneous exercise of Stock Options and sale of the Stock acquired pursuant thereto and having a fair market value equal to the cash exercise price applicable to his or her Option, with the then fair market value of such stock to be determined in the same manner as provided in Section 8 of the Plan with respect to the determination of the fair market value of Stock on the date an Option is granted; provided, however, that no exercise will be permitted if the Company or the Committee concludes that the manner of such exercise would, or would reasonably be expected to, violate Section 402 of the Sarbanes-Oxley Act.

(c) An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date the stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in
     Section 15 hereof.

SECTION 12:  TERMINATION OF DIRECTORSHIP

If an Optionee's status as a Director ceases for any reason, any Option granted to him or her under the Plan shall terminate, and all rights under the Option shall cease, except:

(a) In the case of a Stock Option held by an Optionee that is not subject to Total and Permanent Disability, such Stock Option shall terminate 18 months after the termination of the Optionee's status as Director.

(b) In the case of a Stock Option held by an Optionee who is subject to Total and Permanent Disability, such Stock Option shall terminate upon its expiration date.

(c) In the case of the Optionee's death while serving as a director, such Stock Option shall terminate eighteen months after the date of death.

(d) The foregoing notwithstanding, no Option shall be exercisable after its expiration date.

SECTION 13:  DEATH OF AN OPTIONEE

If an Optionee dies after ceasing to serve as a Director but within the period during which he or she could have exercised the Option under Section 12 of the Plan, then the Option may be exercised by the executors or administrators of the Optionee's estate, or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, within a period prescribed by the Committee after the Optionee's death, except that no Option shall be exercisable after its expiration date.

SECTION 14:  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and grant new Options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to an Optionee, if he or she is otherwise eligible and consents thereto, a new or modified Option in lieu of an outstanding Option for a number of shares, at an exercise price and for a term which are greater or lesser than under the earlier Option, or may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

SECTION 15:  CHANGES IN CAPITALIZATION

(a) In the event that the shares of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, stock split, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

(b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Company, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if the Board or the Committee (as the case may be), shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c) A dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the same transaction assume and continue the option or substitute its own Options. In either event, the Board or the Committee (as the case may be) shall have the right to accelerate the time within which the Option may be exercised.

(d) Fractional shares resulting from any adjustment in Options pursuant to this Section 15 may be settled as the Board or the Committee (as the case may be) shall determine.

(e) To the extent that the foregoing adjustments relate to stock or securities of the Company such adjustments shall be made by the Committee, whose determination, which has a sound, rational basis, in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.

(f) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

SECTION 16:  LISTING AND REGISTRATION OF SHARES

(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board or the Committee (as the case may be) shall determine in its discretion that the listing, registration or qualification of the shares of Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(b) If a registration statement under the Securities Act of 1933 with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Company may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or other applicable law:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
             BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

SECTION 17:  MISCELLANEOUS

The Plan shall be administered in the State of New York and the validity, construction, interpretation, administration and effect of the Plan shall be determined solely in accordance with the laws of that State.


         IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement of the Plan to be executed on this 1st day of March, 2004.

                                   TRUSTCO BANK CORP NY



                                   By: /s/ Robert J. McCormick
                                       ---------------------------------------
                                   Title President and Chief Executive Officer
                                         -------------------------------------

                                   Exhibit 5.1

                          LEWIS, RICE & FINGERSH, L.C.

                                ATTORNEYS AT LAW

                           500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147
TEL (314) 444-7600                 WWW.LRF.COM               FAX (314) 241-6056






                                  May 20, 2004


TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

                 Re: Registration on Form S-8 of 200,000 Shares of Common Stock for Issuance Pursuant to the 2004 TrustCo Bank Corp NY Directors Stock Option Plan

Ladies and Gentlemen:

         In connection with the registration with the Securities and Exchange Commission of 200,000 shares of common stock, $1.00 par value per share (the "Securities"), of TrustCo Bank Corp NY (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan (the "Plan").

         As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Articles of Incorporation, Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Plan, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Sincerely,

                                              LEWIS, RICE & FINGERSH, L.C.

                                              /s/ LEWIS, RICE & FINGERSH, L.C.

                                  Exhibit 15.1

May 18, 2004


TrustCo Bank Corp NY
Glenville, New York

Re: Registration Statement on Form S-8 related to the 2004 TrustCo Bank Corp NY
    Directors Stock Option Plan


With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 13, 2004 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



/s/ KPMG LLP
Albany, New York

                                  Exhibit 23.1

                          Independent Auditors' Consent





The Board of Directors
TrustCo Bank Corp NY:

We consent to incorporation by reference in the registration statement on Form S-8 related to the 2004 TrustCo Bank Corp NY Directors Stock Option Plan to be filed by TrustCo Bank corp NY with the Securities and Exchange Commission of our report dated February 20, 2004, with respect to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of TrustCo Bank Corp NY.


/s/ KPMG LLP
Albany, New York
May 18, 2004

                                  Exhibit 24.1

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 2004



                               /s/ Robert A. McCormick
                               ------------------------
                               Robert A. McCormick

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 2004





                               /s/ Barton A. Andreoli
                               -----------------------
                               Barton A. Andreoli

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


        Dated: May 18, 2004





                               /s/ Anthony J. Marinello, M.D., PhD
                               ------------------------------------
                               Anthony J. Marinello, M.D., PhD

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


        Dated: May 18, 2004




                               /s/ William D. Powers
                               -----------------------
                               William D. Powers

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


        Dated: May 18, 2004




                               /s/ Joseph A. Lucarelli
                               ------------------------
                               Joseph A. Lucarelli

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                            2004 TRUSTCO BANK CORP NY
                           DIRECTORS STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert T. Cushing and Robert M. Leonard, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY in connection with the 2004 TrustCo Bank Corp NY Directors Stock Option Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


        Dated: May 18, 2004




                               /s/ William J. Purdy
                               ---------------------
                               William J. Purdy